SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2004

ALFA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-11773	63-0838024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2108 East South Boulevard P.O. Box 11000, Montgomery, Alabama		36191-0001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (334) 288-3900

N/A

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

In accordance with Securities and Exchange Commission Release No. 33-8216, the following information is furnished to the Securities and Exchange Commission pursuant to Item 12, “Disclosure of Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On July 21, 2004, Alfa Corporation issued a press release announcing its financial results for the quarter ended June 30, 2004. A copy of this press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Exhibit Index

Exhibit No.	Description of Document

99.1	Press release, dated July 21, 2004, issued by Alfa Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: July 21, 2004

ALFA CORPORATION

By:	/S/ STEPHEN G. RUTLEDGE
Stephen G. Rutledge Senior Vice President, Chief Financial Officer and Chief Investment Officer